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                                                                   Exhibit 10.16


                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


                 CONFIDENTIALITY AND MATERIAL TRANSFER AGREEMENT


This Agreement, made effective as of the latter of the signature dates, by and between Athersys, Inc. of 3201 Carnegie Avenue, Cleveland, Ohio 44115-2634 (hereinafter called "Athersys" or the "Company"), and The St. Luke's Roosevelt Institute for Health Sciences (hereinafter called "Recipient").

                                   WITNESSETH

Whereas, Athersys is in possession of reagents, cell lines and/or other materials related to a technology known as RAGE, (Random Activation of Gene Expression) (hereinafter called "Material") and has the right to supply said Material to persons and companies for the use and evaluation thereof; and Whereas, Recipient desires to receive Material in connection with the performance of the research project as described in Exhibit A ("Research Project"),

         Now, Therefore, in order to protect their rights with respect to any such Material, the parties hereto, intending to be legally bound, agree as follows:

(1) The Material to be transferred to Recipient is comprised of the following: Recipient shall use the Material only for the purposes described in Exhibit A, and shall not transfer such materials to any third party without the expressed written consent of the Company.

(2) Nothing in this Agreement is to be construed as a license to Recipient to utilize the Materials except as provided in this Agreement, in any way whatsoever or under any patent or patent application owned by Athersys, unless a separate license agreement is executed. Any modification to this Agreement, and further contract or license agreement between Athersys and Recipient regarding Material, shall be in writing.

(3) Recipient shall have the right to transfer Material only to employees under the direct supervision of the Recipient, as designated in Exhibit B ("Authorized Personnel"). The Recipient shall ensure that Authorized Personnel to whom the material may be transferred under this paragraph will have undertaken obligations substantially similar to those undertaken hereunder.

(4) Recipient will take all reasonable steps to insure that the Material is not distributed for other's use and to prevent its employees from violating this Agreement.

(5) Title and rights to all Materials under this Agreement remain vested in Athersys. Title to any subject matter of any discovery or invention, whether patentable or not, generated or developed in conjunction with the use of this Material ("Invention") shall be jointly owned. The parties shall cooperate in the preparation and filing of patent applications covering all Inventions. Athersys shall have the exclusive right to negotiate with

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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.

         Recipient for an exclusive royalty-bearing license covering Recipient's ownership interest in any Invention ("License"). The terms of any License negotiated between the parties shall be based on terms for terms for licenses for inventions comparable to the Invention in size of potential market, necessary development efforts to be borne by Athersys, and other usual and customary licensing parameters. If, after negotiating in good faith, the parties shall be unable to agree to terms of a License, then Recipient shall be free to negotiate a license with any third party, provided, that any such license shall include a [***](1) royalty on net sales of products, payable to Athersys.

(6) Upon completion of the Research Project, and in the absence of further agreement of the parties, Recipient shall cease all use and make no further use of the Material, and the Material and any materials related thereto shall be returned to Athersys upon written request.

(7) Recipient agrees that the transfer of Material to any third party without the explicit written consent of Athersys, may cause irreparable harm and that any breach of this agreement by Recipient may enable Athersys to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

(8) Recipient will not administer Material to humans. If animals are to be used in any screening or studies of the Material by Recipient, in vitro approaches will be considered and NIH guidelines will be followed, and such animals will not be kept as domestic animals, nor their tissues or products (e.g. milk, eggs) used for food.

(9) ATHERSYS MAKES NO REPRESENTATION OR WARRANTY WITH REGARD TO PURITY OR BIOLOGICAL ACTIVITY OF MATERIAL. MATERIAL IS SUPPLIED "AS IS" WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE.

(10) No Material will be transferred by Recipient to any third party. Any Material unused by Recipient will be properly disposed of pursuant to all governmental regulations or returned to Athersys. Upon the request of Athersys, Recipient shall return the Material and all reports, written material, composition reagents and other material relating to the Material to Athersys; provided that Recipient may retain one copy of all written material for its legal files.

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         (1) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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(11)     Recipient shall be free to publish results of research conducted with
         Materials; provided, that all data and any biological results obtained from the screening, testing, or use of the Material by Recipient will be reported to Athersys either: (1) 30 days prior to any public disclosure to provide the parties with the ability to determine whether an Invention is patentable or, (2) concurrently with the submission of a research article by Recipient to a journal review committee, whichever is earlier. All such information shall be maintained in confidence by Athersys; provided that Athersys shall have the right to disclose the results to consultants and other third parties who are under obligations of confidentiality as restrictive as those contained herein.

(12) Recipient will not utilize the Material for commercial purposes, nor will the data or results of research performed with the Material be disseminated or distributed to any third party without the express written consent of Athersys.

(13) Recipient, to the extent permitted by governing law, will hold Athersys harmless from any claims or liability to the extent that they result from Recipient's negligent or intentionally tortious use of Material. Recipient shall not be liable for any claim or liability arising from Athersys' use of data or results provided by Recipient unless such claim arises from the negligence or legal wrongdoing of Recipient.

(14) Athersys and Recipient warrant that: (1) they have the exclusive right and authority to enter into this Agreement, (2) under such authority no third party shall have the right to make a claim of ownership of any Invention or proceeds from any royalty or other amount paid pursuant to
         Section 5 herein, and (3) the terms of this Agreement are not inconsistent with any other contractual obligation that Athersys or Recipient may have, including any contractual term or obligation which may exist between Recipient and any affiliated hospital and/or medical school.

(15) Notwithstanding anything hereinabove, no party hereto shall be obligated to enter into any further agreement regarding Material or use thereof.

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(16)     This Agreement is binding upon the parties hereto and their successors in business, but is not otherwise assignable.

ACCEPTED AND AGREED TO:

         Athersys, Inc.


         By: /s/ Gil Van Bokkelen
             ---------------------
Name:  Dr. Gil Van Bokkelen

Title:    President & CEO

Date:     April 5, 2000


Recipient:


By: /s/ William Rosner, MD
    ----------------------
Name:  William Rosner, MD

Title:    Director

Date:     April 5, 2000




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